Exhibit 10.8

RLI CORP. KEY EMPLOYEES
EXCESS BENEFIT PLAN

ARTICLE 1

INTRODUCTION

1.1.         Establishment.

1.1.1.      New Plan.  RLI has established this Plan effective January 1, 2004.

1.1.2.      Transition Rules.

(a)           Before 2004. For Years ending before 2004, benefits for the Chairman of the Board and the Chief Executive Officer of RLI accrued under certain Prior Agreements, which restored contributions and forfeitures that could not be provided under the ESOP.

(b)           For 2004. For the 2004 Year, benefits for the Chairman of the Board and the Chief Executive Officer of RLI shall accrue under the Prior Agreements and under this Plan, as follows:

(1)           ESOP.  Benefits to restore contributions and forfeitures that cannot be provided under the ESOP shall accrue under the Prior Agreements in accordance with the terms of the Prior Agreements.

(2)           401k Plan.  Benefits to restore contributions and forfeitures that cannot be provided under the 401k Plan shall accrue under this Plan in accordance with the terms of this Plan.

(c)           After 2004.  For Years commencing after 2004, benefits for the Chairman of the Board and the Chief Executive Officer of RLI shall accrue under this Plan to restore contributions and forfeitures that cannot be provided under both Qualified Plans, and no additional benefits shall accrue under the Prior Agreements.  All obligations under the Prior Agreements with respect to ESOP contributions and forfeitures for Years ending before 2005 shall be satisfied under the Prior Agreements, rather than under this Plan.

1.2.         Purpose.  The purpose of the Plan is to restore retirement benefits to those eligible Employees whose contributions and forfeitures under the Qualified Plans are reduced by the limitations imposed by the Code §§ 401(a)(17) and 415A or by reason of their electing to defer receipt of compensation that would otherwise taken into account in calculating contributions and forfeitures under the Qualified Plans.

1.3.         Definitions.  When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.3.1.      401k Plan — the RLI Corp. 401k Plan, as the same may be amended from time to time.

1.3.2.      Account — the separate recordkeeping account (unfunded and unsecured) maintained for each Participant in connection with his/her participation in the Plan.

1.3.3.      Affiliate — a business entity which is under a “common control” with RLI or which is a member of an “affiliated service group” that includes RLI, as those terms are defined in Code § 414(b), (c) and (m).

1.3.4.      Beneficiary — the person or persons designated as such under Sec. 5.2.

1.3.5.      Board — the Board of Directors of RLI.

1.3.6.      Code — the Internal Revenue Code of 1986, as the same may be amended from time to time.

1.3.7.      Committee — the Executive Resources Committee of the Board.

1.3.8.      Employee — a common-law employee of RLI or an Affiliate (while it is an Affiliate).

1.3.9.      Employer Provided Contribution — the amounts contributed to a Qualified Plans by RLI on behalf of a Participant, specifically:

(a)           The “ESOP Contribution” as defined in the ESOP, and

(b)           The “Basic Contribution” and “Profit Sharing Contribution” as defined in the 401k Plan

Employer Provided Contributions do not include any “401k Contributions”, “401k Catch-Up Contributions”, “Rollover Contributions”, as defined in the 401k Plan, or any other amounts deferred under or contributed to the Qualified Plans by the Participant.

1.3.10.    ERISA — the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

1.3.11.    ESOP — the RLI Corp. Employee Stock Ownership Plan, as the same may be amended from time to time.

1.3.12.    Participant — an Employee who becomes a Participant in the Plan under Sec. 2.1.  An Employee who becomes a Participant shall remain a Participant in the Plan until the earlier of the following:

(a)           The complete payment of the Participant’s Account balance after his/her Termination of Employment; or

(b)           The Participant’s death.

1.3.13.    Plan — the unfunded deferred compensation plan that is set forth in this document, as the same may be amended from time to time.  The name of the Plan is the “RLI Corp. Key Employees Excess Benefit Plan.”

1.3.14.    Prior Agreement. — an individual agreement entered into by an Employee and RLI before January 1, 2004, to provide key employee excess benefits to the Employee.

1.3.15.    Qualified Plans — the ESOP and the 401k Plan.

1.3.16.    RLI — RLI Corp. and any Successor Employer.

1.3.17.    RLI Stock — the common stock of RLI.

1.3.18.    Specified Employee — a “key employee” (as defined in Code § 416(i) without regard to paragraph (5) thereof), as determined under Code § 409(A)(2)(B)(i) or any regulations or other guidance issued by the Treasury Department thereunder.

1.3.19.    Successor Employer — any entity that succeeds to the business of RLI through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

1.3.20.    Termination of Employment — the Participant’s resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of RLI or an Affiliate as in effect from time to time, results in the termination of the employer-employee relationship with RLI and its Affiliates.  Notwithstanding anything provided above, a “Termination of Employment” will be deemed not to have occurred if the event or circumstance would not be considered a “separation from service” under Code § 409A(a)(2)(A)(i) or any regulation or other guidance issued by the Treasury Department thereunder.  In such case, a Termination of Employment will be deemed to have occurred at the earliest time allowed under Code § 409A.

1.3.21.    Vested — nonforfeitable.

1.3.22.    Year — the calendar year.

1.4.         Type of Plan.

1.4.1.      Top-Hat Plan.  The Plan is intended to be a “top-hat” plan – that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated individuals within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), which is exempt from Parts 2, 3 and 4 of Title I of ERISA.

1.4.2.      Separate Excess Benefit Plan.  To the extent that a separable part of the Plan is maintained for the purpose of providing benefits for eligible Employees in excess of the limitations on contributions and benefits imposed by Code § 415, that part shall be treated as a separate plan which is an “excess benefit plan” within the meaning of ERISA § 3(36) and which is exempt from the participation, vesting, benefit accrual, funding and fiduciary provisions of ERISA.

1.4.3.      Nonqualified Deferred Compensation Plan.  The Plan also is a nonqualified deferred compensation plan subject to Code § 409A.  To the extent any provision of the Plan does not satisfy the requirements contained in Code § 409A or in any regulations or other guidance issued by the Treasury Department under Code § 409A, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any contrary provision of the Plan or any inconsistent election made by a Participant.

ARTICLE 2

PARTICIPATION

2.1.         Eligibility and Selection.  The Committee, in its sole discretion, shall determine from time to time the Employees who will be Participants in the Plan, provided that each such Employee must:

(a)           Have the title of Vice President or above, and

(b)           Be expected to have compensation in excess of the Code § 401(a)(17) limit in his/her initial year of participation.

An employee selected by the Committee will become a Participant on the January 1 following the date he/she is selected by the Committee.  However, for the 2004 Year, each selected Employee shall become a Participant on January 1, 2004.

2.2.         Notification.  RLI shall provide each Participant with (i) written notification of his/her participation in the Plan, and (ii) either a copy of the Plan or written notification that such a copy is available upon request.

ARTICLE 3

ACCOUNTS

3.1.         Accounts.  RLI shall establish and maintain a separate Account for each Participant.  The Account shall be for recordkeeping purposes only and shall not represent a trust fund or other segregation of assets for the benefit of the Participant.  The balance of each Participant’s Account will be maintained in full and fractional shares of RLI Stock.

3.2.         Credits to Accounts.  Each Participant’s Account shall be credited from time to time as provided in this section.

3.2.1.      Contribution Credits.

(a)           Amount.  A Participant’s contribution credit for a Year with respect to each Qualified Plan is an amount equal to A minus B, where:

“A” =     The amount of Employer Provided Contributions that would have been contributed to the Qualified Plan on behalf of the Participant for the Year if such Employer Provided Contributions were determined without regard to:

(i)            The limit on compensation taken into account under the Qualified Plan under Code § 401(a)(17);

(ii)           The limit on annual additions under the Qualified Plan under Code § 415(c); and

(iii)          The exclusion of amounts deferred by the Participant under the RLI Corp. Executives Deferred Compensation Plan from the compensation base used to determine the Employer Provided Contributions under the Qualified Plan.

“B” =      The amount of Employer Provided Contributions actually contributed to the Qualified Plan on behalf of the Participant for the Year.

(b)           Time.  The amount of the Participant’s contribution credit for the Year with respect to each Qualified Plan shall be credited to the Participant’s Account on, or as soon as administratively practicable after, the date such amount would otherwise have been contributed to the Qualified Plan.  The amount shall be converted to RLI Stock credits, equal to the number of full and fractional shares that could be purchased with such amount on, or as soon as administratively feasible after, the date such amount is credited to the Participant’s Account.

(c)           2004 Transition.  Notwithstanding the foregoing, the contribution credits for the 2004 Year for any Participant who was covered under a Prior Agreement shall be limited to the amount determined with respect to the 401(k) Plan.  No contribution credits shall be added to such Participant’s Account under this Plan for the 2004 Year with respect to the ESOP.

3.2.2.      Forfeitures.

(a)           Amount.  A Participant’s forfeiture credit for a Year with respect to each Qualified Plan is an amount equal to A minus B, where:

“A” =     The amount of forfeitures that would have been allocated to the Participant’s account under the Qualified Plan for the Year if such allocation were determined without regard to:

(i)            The limit on compensation taken into account under the Qualified Plan under Code § 401(a)(17);

(ii)           The limit on annual additions under the Qualified Plan under Code § 415(c); and

(iii)          The exclusion of amounts deferred by the Participant under the RLI Corp. Executives Deferred Compensation Plan from the compensation base used to allocate forfeitures under the Qualified Plan.

“B” =      The amount of forfeitures actually allocated to the Participant’s account under the Qualified Plan for the Year.

(b)           Time.  The amount of the Participant’s forfeiture credit for the Year with respect to each Qualified Plan shall be credited to the Participant’s Account on, or as soon as administratively practicable after, the date such amount would otherwise have been allocated under the Qualified Plan.  The amount shall be converted to RLI Stock credits, equal to the number of full and fractional shares that could be purchased with such amount on, or as soon as administratively feasible after, the date such amount is credited to the Participant’s Account.

(c)           2004 Transition.  Notwithstanding the foregoing, the forfeiture credits for the 2004 Year for any Participant who was covered under a Prior Agreement shall be limited to the amount determined with respect to the 401(k) Plan.  No forfeiture credits shall be added to such Participant’s Account under this Plan for the 2004 Year with respect to the ESOP.

3.2.3.      Dividends and Other Adjustments.  The Participant’s Account shall be credited with additional RLI Stock credits, equal to the number of full and fractional shares of RLI Stock that could be purchased with any cash dividends which would be payable on the RLI Stock credited to the Participant’s Account.  For this purposes, the share price on, or as soon as administratively practicable after, the date the dividend is paid will be used.  The Account also will be adjusted for any stock split, redemption or similar event, in a manner determined to be reasonable by RLI.

3.3.         Charges to Accounts.  As of the date any Plan benefit measured by the Account is paid to the Participant or his/her Beneficiary, the Account shall be charged with the amount of such benefit payment.

ARTICLE 4

BENEFITS

4.1.         Vesting.  The Participant’s Account shall be fully (100%) Vested.

4.2.         Early Payment for Unforeseeable Emergency.  A Participant may receive a payment from his/her Account in the event of an Unforeseeable Emergency.  The payment will be made as soon as administratively practicable after the Participant’s written request is received and the Committee has determined the amount to be paid from the Account to alleviate the Unforeseeable Emergency.  The Participant’s deferrals under the Plan will automatically stop in the event of a payment for Unforeseeable Emergency, and the Participant will not be allowed to enroll again until the first day of the second Year following the date of the payment.  An “unforeseeable emergency” for this purpose means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, his/her spouse or a dependent (as defined in Code § 152(a)), a loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which is determined to qualify as an Unforeseeable Emergency by the Committee.  Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children will not, by themselves, be considered an Unforeseeable Emergency.  The amount available from the Participant’s Account for the Unforeseeable Emergency shall be limited to the amount necessary to satisfy such emergency, plus amounts necessary to pay taxes reasonably anticipated to become due as a result of the payment, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), all as determined by the Committee.

4.3.         Payment of Plan Benefits on Termination of Employment - General Rule.  If the Participant has an Account balance at his/her Termination of Employment, RLI shall pay that balance to the Participant in five (5) annual installments, as follows:

(a)           Time.  The first installment shall be paid on, or as soon as administratively practicable after, the January 1 following the Year in which the Participant’s Termination of Employment occurs.  The remaining installments shall be paid on, or as soon as administratively practicable after, each subsequent January 1.

(b)           Amount.  The amount of each installment shall be determined using a “fractional” method – by multiplying the Participant’s Account balance immediately before the installment payment date by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining (including the installment in question).  The result shall be rounded down to the next lower full share of RLI Stock, except for the final installment, which shall be rounded up to the next higher full share of RLI Stock.

4.4.         Extended Installment Payments.

4.4.1.      Election to Extend Installments – General Rule.  A Participant may elect to extend the number of annual installments he/she receives under the Plan to ten (10) or fifteen (15) installments, subject to the rules below.  Any such election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by RLI (including by means of a voice response or other electronic system under circumstances authorized by RLI).  The extended installments shall commence on the date specified in Sec. 4.2(a), unless otherwise postponed by this Article 4, and the amount of each installment shall be determined under the fractional method described in Sec. 4.2(b).

4.4.2.      Election to Extend Installments upon Initial Plan Enrollment.  An election to extend the number of installments may be made as part of the Participant’s initial enrollment in the Plan, as described in Sec. 2.2.

4.4.3.      Subsequent Election to Extend Installments.  If a Participant did not elect to extend the number of installments upon initial enrollment, or if the Participant wants to further extend the number of installments after becoming a Participant, he/she may elect to extend the number of installments in accordance with the following rules:

(a)           The election must be received by RLI in proper form not later than twelve (12) months prior to the date payments are to commence to the Participant;

(b)           The commencement of installments may be delayed five (5) years from the date payments would otherwise commence without this subsequent election, if and to the extent required by Code § 409A or any regulations or other guidance issued by the Treasury Department thereunder; and

(c)           A subsequent election cannot reduce the number of annual installments the Participant will receive.

4.5.         Special Rules.

4.5.1.      Key Employee Exception.  If a Participant is a Specified Employee, his/her initial installment (or lump-sum payment, if applicable) shall be delayed, if necessary, so that it does not occur earlier than the first day of the calendar month which begins six (6) months after the Participant’s Termination of Employment.  Any remaining annual installments shall be paid as described in Sec. 4.3(a).  However, this delay shall not apply in the event of the Specified Employee’s death.

4.5.2.      Cash-Out of Small Amounts.  Any contrary provision or election notwithstanding, if the Participant’s Account balance is less than one hundred thousand dollars ($100,000) as of the date installments are to commence, the Account shall be paid to the Participant in a single lump-sum, as full settlement of all benefits due under the Plan; provided that, for purposes of applying the one hundred thousand dollar ($100,000) cash-out limit, all nonqualified deferred compensation amounts payable to the Participant by RLI and its Affiliates shall be aggregated if and to the extent required under Code § 409A or any regulations or other guidance issued by the Treasury Department thereunder.

4.6.         Medium of Payments.  All payments to a Participant shall be made in shares of RLI Stock.  Unless the shares have been registered under the Securities Act of 1933 (the “Act”), are otherwise exempt from the registration requirements of the Act, are the subject of a favorable no action letter issued by the Securities and Exchange Commission, or are the subject of an opinion of counsel acceptable to RLI to the effect that such shares are exempt from the registration requirements of the Act, the certificates representing such shares shall contain a legend precluding the transfer of such shares except in accordance with the provisions of Rule 144 of the Act, as the same may be amended from time to time.

ARTICLE 5

DEATH BENEFITS

5.1.         Death Benefits.

5.1.1.      Benefits When Participant Dies Before Commencement of Payments.  If the Participant dies before his/her installments commence, the Participant’s Account balance shall be paid to the Participant’s Beneficiary as follows:

(a)           If the Participant has made a valid election under Sec. 4.4, payments shall be made in ten (10) or fifteen (15) annual installments, as elected by the Participant.

(b)           Otherwise, payments shall be made in five (5) annual installments.

The first installment shall be paid on, or as soon as administratively practicable after, the January 1 following the Year in which the Participant’s death occurs.  The remaining installments shall be paid on, or as soon as administratively practicable after, each subsequent January 1.  The amount of each installment shall be determined using the “fractional” method described in Sec. 4.3(b).

5.1.2.      Benefits When Participant Dies After Commencement of Payments.  If the Participant dies after his/her installments commence and the Participant has an Account balance at his/her death, the remaining Account balance shall be paid to the Participant’s Beneficiary in the same manner as if the Participant were still living.

5.1.3.      Medium of Payments.  All payments to a Beneficiary shall be made in shares of RLI Stock, subject to any legend precluding transfer that is required under Sec. 4.6.

5.1.4.      Cash-Out of Small Amounts.  Any contrary provision or election notwithstanding, if the amount payable to the Beneficiary is less than one hundred thousand dollars ($100,000) as of the date installments are to commence, the benefit shall be paid to the Beneficiary in a single lump-sum, as full settlement of all benefits due under the Plan, subject, however, to any limitation on such cash-out under Code § 409A or any regulations or other guidance issued by the Treasury Department thereunder.

5.2.         Designation of Beneficiary.

5.2.1.      Persons Eligible to Designate.  Any Participant may designate a Beneficiary to receive any amount payable under the Plan as a result of the Participant’s death, provided that the Beneficiary survives the Participant.  The Beneficiary may be one or more persons, natural or otherwise.  By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator.  A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

5.2.2.      Form and Method of Designation.  Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to RLI and shall be filed with RLI.  RLI and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with RLI at the time of payment or may make payment pursuant to Sec. 5.2.3 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Notwithstanding any provision of this Sec. 5.2 to the contrary, any Beneficiary designation made under the Prior Agreements will continue in effect under this Plan until modified by the Participant pursuant to this Sec. 5.2.

5.2.3.      No Effective Designation.  If there is not on file with RLI an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)           The Participant’s spouse.  (A “spouse” is a person of the opposite sex to whom the Participant is legally married, including a common-law spouse if the marriage was entered into in a state that recognizes common-law marriages and RLI has received acceptable proof and/or certification of common-law married status.)

(b)           The Participant’s then living descendants, per stirpes.

(c)   The Participant’s estate.

Determination of the identity of the Beneficiary in each case shall be made by RLI.

5.2.4.      Successor Beneficiary.  If a Beneficiary who survives the Participant subsequently dies before receiving the complete payment to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the payments remaining. The successor Beneficiary shall be the person or persons surviving the Beneficiary in the first of the following classes in which there is a survivor, share and share alike:

(a)           The Participant’s spouse.  (A “spouse” is a person of the opposite sex to whom the Participant is legally married, including a common-law spouse if the marriage was entered into in a state that recognizes common-law marriages and RLI has received acceptable proof and/or certification of common-law married status.)

(b)           The Participant’s then living descendants, per stirpes.

(c)           The Participant’s estate.

ARTICLE 6

CLAIMS AND REVIEW PROCEDURES

6.1.         Application for Benefits.  Benefits shall be paid to Participants automatically (without a written request) at the time and in the manner specified in the Plan.  Benefits shall be paid to a Beneficiary upon RLI’s receipt of a written request for the benefits, including appropriate proof of the Participant’s death and the Beneficiary’s identity and right to payment.  This written request shall be considered a claim for the purposes of this article.

6.2.         Claims and Review Procedures.  The claims and review procedures set forth in this article shall be the mandatory claims and review procedures for the resolution of disputes and disposition of claims filed under the Plan.

6.2.1.      Initial Claim.  An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by RLI.

(a)           If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)           The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

6.2.2.      Notice of Initial Adverse Determination.  A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)           The specific reasons for the adverse determination;

(b)           References to the specific provisions of the Plan (or other applicable document) on which the adverse determination is based;

(c)           A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)           A description of the claims review procedures, including the time limits applicable to such procedures.

6.2.3.      Request for Review.  Within ninety (90) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Board a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits.  Any request for review of the initial adverse determination not filed within ninety (90) days after receipt of the initial adverse determination notice shall be untimely.

6.2.4.      Claim on Review.  If the claim, upon review, is denied in whole or in part, the Board shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)           The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Board determines that special circumstances require an extension of time for determination of the claim, provided that the Board notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)           In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)           The Board’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.5.      Notice of Adverse Determination for Claim on Review.  A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)           The specific reasons for the denial;

(b)           References to the specific provisions of the Plan (or other applicable document) on which the adverse determination is based; and

(c)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

6.3.         Claims Rules.

(a)           No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claims and review procedures.  RLI may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by RLI upon request.

(b)           All decisions on claims and on requests for a review of denied claims shall be made by RLI.

(c)           Claimants may be represented by a lawyer or other representative at their own expense, but RLI reserves the right to (i) require the claimant to furnish written authorization and (ii) establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant.  A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)           The decision of RLI on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of RLI.

(e)           In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)            The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims and review procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)           The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing Plan documents and, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(h)           For the purpose of this article, a document, record, or other information shall be considered “relevant” if such document, record, or other information:  (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(i)            RLI may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

6.4.         Deadline to File Claim.  To be considered timely under the Plan’s claims and review procedures, a claim must be filed with the Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

6.5.         Exhaustion of Administrative Remedies.  The exhaustion of the claims and review procedures is mandatory for resolving every claim and dispute arising under the Plan.  As to such claims and disputes no claimant shall be permitted to commence an arbitration action to recover Plan benefits or to enforce or clarify rights under the Plan or under any provision of the law, whether or not statutory, until the claims and review procedures set forth herein have been exhausted in their entirety.

6.6.         Arbitration.  Any claim, dispute or other matter in question of any kind relating to the Plan which is not resolved by the claims and review procedures shall be settled by arbitration in accordance with the Federal Arbitration Act 9 U.S.C. §1, et seq.  Notice of demand for arbitration must be made in writing to the opposing party within the time period specified in Sec. 6.7.  In no event will a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.  The decision of the arbitrator(s) will be final and may be enforced in any court of competent jurisdiction.  The arbitrator(s) may award reasonable fees and expenses to the prevailing party in any dispute hereunder and will award reasonable fees and expenses in the event that the arbitrator(s) find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.  The arbitration will take place in Peoria, Illinois, unless otherwise agreed by the parties.

6.7.         Deadline to File an Arbitration Action.  No arbitration action to recover Plan benefits or to enforce or clarify rights under the Plan under or under any provision of the law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the action is commenced before the earlier of:

(a)           Thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)           Six (6) months after the claimant has exhausted the claims and review procedures.

6.8.         Knowledge of Fact by Participant Imputed to Beneficiary.  Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

6.9.         Deferral of Payment.  If there is a dispute regarding a Plan benefit, RLI, in its sole discretion, may defer payment of the benefit until the dispute has been resolved.

ARTICLE 7

ADMINISTRATION

7.1.         Administrator.  RLI shall be the administrator of the Plan.  RLI shall control and manage the administration and operation of the Plan and to make all decisions and determinations incident thereto.  Except with respect to the ordinary day-to-day administration of the Plan, action on behalf of RLI must be taken by one of the following:

(a)           The Board; or

(b)           The Committee.

7.1.1.      Delegation.  The ordinary day-to-day administration of the Plan may be delegated by the Chief Executive Officer to an individual or a committee.  Such individual or committee shall have the authority to delegate or redelegate to one or more persons, jointly or severally, such functions assigned to such individual or committee as such individual or committee may from time to time deem advisable.

7.1.2.      Automatic Removal.  If any individual or committee member to whom responsibility under the Plan is allocated is a director, officer or employee of RLI when responsibility is so allocated, then such individual shall be automatically removed as a member of a committee at the earliest time such individual ceases to be a director, officer or employee of RLI.  This removal shall occur automatically and without any requirement for action by RLI or any notice to the individual so removed.

7.1.3.      Conflict of Interest.  If any individual or committee member to whom responsibility under the Plan is allocated is also a Participant or Beneficiary, he/she shall have no authority as such member with respect to any matter specifically affecting his/her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other members to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his/her individual capacity in connection with any such matter.

7.1.4.      Binding Effect.  The determination of the Board, the Committee or the Chief Executive Officer in any matter within its authority shall be binding and conclusive upon RLI and all persons having any right or benefit under the Plan.

7.1.5.      Third-Party Service Providers.  RLI may from time to time appoint or contract with an administrator, recordkeeper or other third-party service provider for the Plan.  Any such administrator, recordkeeper or other third-party service provider will serve in a nondiscretionary capacity and will act in accordance with directions given and procedures established by RLI.

7.2.         Benefits Not Transferable.  No Participant or Beneficiary shall have the power to transmit, alienate, dispose of, pledge or encumber any benefit payable under the Plan before its actual payment to the Participant or Beneficiary.  Any such effort by a Participant or Beneficiary to convey any interest in the Plan shall not be given effect under the Plan.  No benefit payable under the Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before its actual payment to the Participant or Beneficiary.

7.3.         Benefits Not Secured.  The rights of each Participant and Beneficiary shall be solely those of an unsecured, general creditor of RLI.  No Participant or Beneficiary shall have any lien, prior claim or other security interest in any property of RLI.

7.4.         RLI’s Obligations.  RLI shall provide the benefits under the Plan.  RLI’s obligation may be satisfied by distributions from a trust fund created and maintained by RLI, in its sole discretion, for such purpose.  However, the assets of any such trust fund shall be subject to claims by the general creditors of RLI in the event RLI is (i) unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

7.5.         Withholding Taxes.  RLI shall have the right to withhold (and transmit to the proper taxing authority) such federal, state or local taxes, including (but not limited to) FICA and FUTA taxes, as it may be required to withhold by applicable laws.  Such taxes may be withheld from any benefits due under the Plan or from any other compensation to which the Participant is entitled from RLI and its Affiliates.

7.6.         Service of Process.  The Chief Executive Officer is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

7.7.         Limitation on Liability.  Neither RLI’s officers nor any member of its Board nor any individual or committee to whom RLI delegates responsibility under the Plan in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant.  Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of RLI for such payments as an unsecured, general creditor.  After benefits have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person(s), as the case may be, shall have no further right or interest in the other assets of RLI in connection with the Plan.  Neither RLI nor any of its officers nor any member of its Board nor any individual or committee to whom RLI delegates responsibility under the Plan shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of RLI.

ARTICLE 8

AMENDMENT AND TERMINATION

8.1.         Amendment.  RLI reserves the power to amend the Plan either prospectively or retroactively or both, in any respect, by action of its Board; provided that, no amendment shall be effective to reduce or divest benefits payable with respect to the Account of any Participant or Beneficiary without his/her consent.  No amendment of the Plan shall be effective unless it is in writing and signed on behalf of RLI by a person authorized to execute such writing.  No oral representation concerning the interpretation or effect of the Plan shall be effective to amend the Plan.

8.2.         Termination.  RLI reserves the right to terminate the Plan at any time by action of its Board; provided that, the termination of the Plan shall not reduce or divest benefits payable with respect to the Account of any Participant or Beneficiary or negate the Participant’s or Beneficiary’s rights with respect to such benefits.

ARTICLE 9

MISCELLANEOUS

9.1.         Effect on Other Plans.  This Plan shall not alter, enlarge or diminish any person’s rights or obligations under any other benefit plan maintained by RLI or any Affiliate.

9.2.         Effect on Employment.  Neither the terms of this Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any Employee.  RLI shall not be obliged to continue the Plan.  The terms of this Plan shall not give any Employee the right to be retained in the service of RLI or any Affiliate.

9.3.         Disqualification.  Notwithstanding any other provision of the Plan or any designation made under the Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant.  A final judgment of conviction of felonious and intentional killing is conclusive for this purpose.  In the absence of a conviction of felonious and intentional killing, RLI shall determine whether the killing was felonious and intentional for this purpose.

9.4.         Rules of Document Construction.  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular article, section or paragraph of the Plan unless the context clearly indicates to the contrary.  The titles given to the various articles and sections of the Plan are inserted for convenience of reference only and are not part of the Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.  Written notification under the Plan shall include such other methods (for example, facsimile or e-mail) as RLI, in its sole discretion, may authorize from time to time.

9.5.         References to Laws.  Any reference in the Plan to a statute shall be considered also to mean and refer to the applicable regulations for that statute.  Any reference in the Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

9.6.         Choice of Law.  The Plan has been executed in the State of Illinois and has been drawn in conformity to the laws of that state and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Illinois (without regard to its conflict of law principles).

9.7.         Binding Effect.  The Plan shall be binding upon and inure to the benefit of the successors and assigns of RLI, and the Beneficiaries, personal representatives and heirs of the Participant.

IN WITNESS WHEREOF, RLI has caused the Plan to be executed by its duly authorized officers as of the 23rd day of December, 2004.

RLI CORP.

By:	/s/ Kim J. Hensey

	Its:	Vice President/Corporate Secretary

And

By:	/s/ Jean M. Stephenson

	Its:	Assistant Corporate Secretary